                                                                  Exhibit (b)(2)

                             Loomis Sayles Funds II
                            Section 906 Certification

     In connection with the report on Form N-CSR for the period ended March 31, 2004 for the Registrant (the "Report"), the undersigned each hereby certifies to the best of his knowledge, pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

     1. the Report complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as applicable; and

     2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:                                      By:
Chief Executive Officer                  Treasurer
Loomis Sayles Funds II                   Loomis Sayles Funds II


/s/ ROBERT J. BLANDING                   /s/ NICHOLAS H. PALERMINO
--------------------------------------   ---------------------------------------
Robert J. Blanding                       Nicholas H. Palmerino

Date: May 19, 2004                       Date: May 17, 2004

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Loomis Sayles Funds II and will be retained by the Loomis Sayles Funds II and furnished to the Securities and Exchange Commission or its staff upon request.